UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

October 9, 2013

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restatement of Executive Employment Agreements

On October 9, 2013, NewStar Financial, Inc. (the “Company”) entered into restated employment agreements with certain of its executive officers, including Timothy J. Conway, Chairman of the Board and Chief Executive Officer; Peter A. Schmidt-Fellner, Chief Investment Officer; John K. Bray, Chief Financial Officer; Patrick McAuliffe, Managing Director, Head of Middle Market Origination; and John J. Frishkopf, Managing Director, Head of Asset Management and Treasury (collectively, the “Executive Officers”). Each of the restated employment agreements has substantially similar terms, except as described below. The form of the restated employment agreements for Messrs. Conway, Schmidt-Fellner and Bray is filed with this Current Report on Form 8-K as Exhibit 10.1 (the “Tier I Agreement”). The form of the restated employment agreements for Messrs. McAuliffe and Frishkopf is filed with this Current Report on Form 8-K as Exhibit 10.2 (the “Tier II Agreement”).

The Tier I and Tier II Agreements with the Executive Officers restate their prior employment agreements that were to expire in December 2013. The principal terms of the Tier I Agreement and the Tier II Agreement are set forth below.

Term and Compensation. The initial term in both the Tier I Agreement and the Tier II Agreement is for two years beginning October 9, 2013, except for Mr. Bray, for whom the initial term is 30 months, and may be renewed for an additional period of one year automatically upon the expiration of that term. The agreements set forth each Executive Officer’s existing base salary for 2013 and base salary for each additional year during the initial term, which may be subject to increase on an annual basis as determined by the board of directors, but will not be subject to any decrease. Additionally, the Executive Officers are eligible to participate in annual incentive bonus programs as the board of directors may adopt from time to time and are eligible for equity grants periodically. The Company will establish a target for the incentive bonus of each Executive Officer at the beginning of each year, provided that for each year of the agreement term, the target will not be below the Executive Officer’s target incentive bonus for 2013, and provided that if the Company does not establish a target within 30 days of the start of each new year, the target incentive bonus will be the same amount as the Executive Officer’s last-established target incentive bonus. The target incentive bonus in 2013 for each of Messrs. Conway, Schmidt-Fellner, Bray, McAuliffe and Frishkopf is $1,500,000, $1,275,000, $700,000, $600,000 and $625,000, respectively. The target incentive bonus is not a guarantee, and any actual incentive bonus payments, if any, will be determined by the Company in its sole discretion and based on Company, business and individual performance. Incentive bonuses may include a mix of current-year cash compensation, deferred cash compensation and equity compensation in the Company’s sole discretion.

The position and base salary for each year of the agreement term for each of the Executive Officers are listed below:

		Base Salary
Name	Position	2013	2014	2015
Timothy J. Conway	Chairman and Chief Executive Officer	$475,000	$700,000	$750,000
Peter A. Schmidt-Fellner	Chief Investment Officer	$400,000	$600,000	$650,000
John K. Bray	Chief Financial Officer	$350,000	$400,000	$450,000
Patrick F. McAuliffe	Managing Director, Head Middle Market Origination	$300,000	$300,000	$300,000
John J. Frishkopf	Managing Director, Head of Asset Management and Treasury	$325,000	$325,000	$325,000

Termination Without Cause or for Good Reason. Under the Tier I Agreement, if the Executive Officer is terminated by the Company without cause or the Executive Officer terminates his employment for good reason, the Executive Officer is entitled to a severance package that includes any accrued but unpaid base salary through the date of termination, an amount equal to the actual incentive bonus for the previous year pro-rated for the period from the beginning of the then-current year through the date of termination, as well as the continuation of his base salary during a two-year severance period, two times the amount of the actual incentive bonus for the previous year, continued health benefits during the two years following the date of termination, any accrued but unpaid vacation pay or other benefits, continued vesting and exercisability of all incentive equity and the remaining option term to exercise any vested options. If a termination is without cause or for good reason during the two-year period following a change in control, the Executive Officer is entitled to any accrued but unpaid base salary through the date of termination, two times the amount of his then base salary, an amount equal to his target incentive bonus for the then-current year pro-rated for the period from the beginning of the then-current year through the date of termination, two times the amount of his target incentive bonus for the then-current year, continued health benefits for two years following the date of termination and any accrued but unpaid vacation pay or other benefits. In addition, all of his incentive equity will vest and he will receive the remaining option term to exercise any vested options.

The terms of the Tier II Agreement for purposes of termination without cause or for good reason are the same as the Tier I Agreement, except the severance period is one year, the continuation of base salary is for one year and the Executive Officer is entitled to one times the amount of his actual incentive bonus for the previous year. In addition, if a termination is without cause or for good reason during the two-year period following a change in control, the Executive Officer will receive one times the amount of his then base salary and one times the amount of his target incentive bonus for the then-current year.

Termination Due to Death or Permanent Disability. In the event of employment being terminated due to death or a permanent disability, the Executive Officer or his legal representative is entitled to any accrued but unpaid base salary, an amount equal to his target incentive bonus for the then-current year pro-rated for the period from the beginning of the then-current year through the date of termination, any accrued but unpaid vacation pay or other benefits, an acceleration of vesting of all incentive equity and a period of the lesser of (A) two years, in the case of death, or one year, in the case of permanent disability, following the date of termination or (B) the remaining option term to exercise any vested options.

Retirement. If the Executive Officer retires, he is entitled to any accrued but unpaid base salary, an amount equal to his actual incentive bonus for the previous year pro-rated for the period from the beginning of the then-current year through the date of termination, any accrued but unpaid vacation pay or other benefits, continued vesting of all incentive equity and a period equal to the full length of the remaining option term to exercise any vested options. For purposes of these agreements, the Executive Officer must be at least 55 years old and have served at least 5 years with the Company to receive full retirement benefits.

Termination for Cause or Voluntary Termination by the Executive Officer. In the event of employment being terminated by the Company for cause or voluntarily by the Executive Officer, the Executive Officer will be entitled to receive only any accrued but unpaid base salary and any accrued but unpaid vacation pay or other benefits. In addition, any unvested incentive equity will be forfeited for no consideration.

Non-Competition Covenants. Each Executive Officer subject to the Tier I Agreement has agreed that during the term of his agreement and for two years following his termination for any reason, he will not directly or indirectly (i) solicit or engage any of the Company’s employees, consultants or contractors, (ii) cause or encourage any of the Company’s suppliers, licensors or any entity with which the Company has a material relationship to terminate or modify that relationship or (iii) compete with the Company’s business as defined. Each of the Executive Officers subject to the Tier II Agreement has agreed to the same restrictions during the term of his agreement and for one year thereafter.

Stock Ownership Requirements. In accordance with the Company’s stock ownership guidelines, the agreements require that each Executive Officer must own Company stock in an aggregate then-current fair market value equal to two times, except in the case of Mr. Conway for whom the requirement is five times, the then-current base salary of the Executive Officer. Compliance with these stock ownership levels will be measured once per calendar year and violation of the ownership requirements are grounds for termination for cause.

The foregoing description of the Tier I Agreement and Tier II Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the terms of the agreements, forms of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1*	Form of 2013 Restated Tier I Employment Agreement, dated as of October 9, 2013, between NewStar Financial, Inc. and each of Messrs. Conway, Schmidt-Fellner and Bray. Filed herewith.

10.2*	Form of 2013 Restated Tier II Employment Agreement, dated as of October 9, 2013, between NewStar Financial, Inc. and each of Messrs. McAuliffe and Frishkopf. Filed herewith.

*	Indicates management contracts and compensatory arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: October 11, 2013	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Form of 2013 Restated Tier I Employment Agreement, dated as of October 9, 2013, between NewStar Financial, Inc. and each of Messrs. Conway, Schmidt-Fellner and Bray. Filed herewith.

10.2*	Form of 2013 Restated Tier II Employment Agreement, dated as of October 9, 2013, between NewStar Financial, Inc. and each of Messrs. McAuliffe and Frishkopf. Filed herewith.

*	Indicates management contracts and compensatory arrangements.